UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 22, 2008

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM 11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 22, 2008, the Board of Directors of Central European Media Enterprises Ltd. (the “Company”) appointed Mr. Duco Sickinghe, Chief Executive Officer of Telenet, the Belgian cable, broadband and telephony services provider, to the Board of Directors.

On October 22, 2008 the Board of Directors also reappointed Mr. Frank Ehmer of Apax Partners to the Board of Directors. Mr. Ehmer served as a Director of the Company from September 1, 2006 until August 30, 2007 pursuant to a partnership agreement between our controlling shareholder and a fund affiliated with Apax Partners. As reported in our Current Report on Form 8-K filed with the SEC on August 30, 2007, Mr. Ehmer resigned in order to ensure that the Company had a majority of independent directors pursuant to Nasdaq requirements, with the understanding that he would be reappointed to the Board of Directors once an additional independent director was appointed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: October 28, 2008	/s/ Wallace Macmillan
Wallace Macmillan
Chief Financial Officer